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                                                                     EXHIBIT 5.1

                                   May 6, 2004



First Busey Corporation
201 W. Main Street
Urbana, Illinois  61801


         Re:                 First Busey Corporation
                         Form S-8 Registration Statement
                           (1934 Act File No. 0-15950)
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Ladies and Gentlemen:

         We have acted as counsel for First Busey Corporation ("First Busey"), in connection with the registration statement on Form S-8 (the "Registration Statement") of First Busey which is being filed with the Securities and Exchange Commission (the "Commission") on May 6, 2004 covering 1,000,000 shares of First Busey's Common Stock, without par value (the "Common Stock"), issuable to qualifying directors and employees of First Busey and its subsidiaries under the First Busey Corporation 2004 Stock Option Plan (the "Plan").

         As such counsel, we have examined the Restated Articles of Incorporation and By-laws of First Busey, the Plan, the Registration Statement and such other corporate documents and records and have made such other inquiries as we have deemed necessary or advisable in order to enable us to render the opinions hereinafter set forth.

         Based on the foregoing, we are of the opinion that:

                    1. When authorized but unissued shares of Common Stock issuable to qualifying directors and employees under the Plan have been issued and delivered pursuant to and as provided by the Plan, such shares of Common Stock will be legally issued, fully paid and nonassessable.

                    2. The shares of Common Stock issued as of the date hereof issuable to qualifying directors and employees under the Plan have been duly authorized and are legally issued, fully paid and nonassessable.



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         We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement filed by First Busey with the Commission.

                                               Respectfully submitted,



                                               CHAPMAN AND CUTLER LLP


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